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                                                                   Exhibit 10.27

                                SUPERVALU INC.
                                1993 STOCK PLAN

                     RESTRICTED STOCK UNIT AWARD AGREEMENT


     This Restricted Stock Unit Award Agreement (this "Agreement"), dated as of June 28, 2000, is entered into between SUPERVALU INC., a Delaware corporation (the "Company"), and Pamela K. Knous, a key employee of the Company (the "Participant").

     The Company, pursuant to its 1993 Stock Plan (the "Plan"), desires to carry out the purpose of the Plan by awarding to the Participant Restricted Stock Units, representing the right to receive shares of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), subject to the terms and conditions contained in this Agreement and in the Plan. Terms used in this Agreement which are defined in the Plan shall have the respective meanings ascribed to such terms in the Plan, unless otherwise defined herein.

     Accordingly, in consideration of the premises and the agreements contained herein, the parties hereto hereby agree as follows:

     1.   Grant of Restricted Stock Units
          -------------------------------

     The Company, effective as of the date of this Agreement, hereby grants to the Participant Thirty Thousand (30,000) Restricted Stock Units, each Restricted Stock Unit representing the right to receive one share of Common Stock on such date as set forth herein, subject to the terms and conditions contained herein (the "Restricted Stock Units").

     2.   Rights of the Participant with Respect to Restricted Stock Units
          ----------------------------------------------------------------

     The rights of the Participant with respect to the Restricted Stock Units shall remain forfeitable at all times prior to the date on which such rights become vested in accordance with Section 3 hereof. The Participant shall not be entitled to any rights of a stockholder of the Company's Common Stock solely by reason of this award of Restricted Stock Units. Neither the Participant nor the Participant's legal representatives shall have any of the rights and privileges of a stockholder of the Company with respect to shares of Common Stock issuable in payment of the Restricted Stock Units unless and until certificates for such shares shall have been issued pursuant to Section 4 hereof.

     3.   Vesting; Forfeiture
          -------------------

     (a) Subject to the terms and conditions of this Agreement, the Restricted Stock Units shall vest in installments on the dates and in the amounts shown below if the Participant remains continuously employed by the Company or a subsidiary of the Company until such date.

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                                           Percentage of
               Date                Restricted Stock Units Vested
               ----                -----------------------------

     June 28, 2005                            33 1/3%
     June 28, 2006                            66 2/3%
     June 28, 2007                               100%


     (b) Notwithstanding the vesting provisions contained in Section 3(a) above, but subject to the other terms and conditions contained herein, upon the date of the consummation of a "Change of Control" as defined in the Change of Control Severance Agreement, dated February 12, 1999, or any successor agreement thereto, between the Company and the Participant (the "Severance Agreement"), prior to any termination of the Participant's employment with the Company or a subsidiary of the Company, all of the Restricted Stock Units granted to the Participant pursuant to this Agreement shall vest immediately.

     (c) Upon the Participant's termination of employment with the Company or a subsidiary of the Company, any Restricted Stock Units that have not vested pursuant to the vesting provisions set forth in either Section 3(a) or 3(b) above shall be forfeited and all associated rights shall lapse without value.

     (d) Subject to the terms and conditions of this Agreement, if the Participant dies before reaching age fifty-seven (57), the Participant's legal representatives, beneficiaries or heirs, as the case may be, shall be entitled to the Restricted Stock Units that have vested pursuant to Section 3(a) or 3(b) above prior to the date of such death, but any Restricted Stock Units that have not so vested by such date shall be forfeited and all associated rights shall lapse without value.

     4.   Payment of Restricted Stock Units; Issuance of Shares
          -----------------------------------------------------

     (a)  If all or a portion of the Restricted Stock Units vest pursuant to
Section 3(a) above, the Company shall make payment to the Participant by issuing one share of the Company's Common Stock for each Restricted Stock Unit that has vested pursuant to Section 3(a) above on the later of the following dates (the "Payment Date"):

          (i)   the date the Participant reaches age 57; and

          (ii) the first anniversary of the date of the Participant's termination of employment with the Company or a subsidiary of the Company or the 30th day following the date of the Participant's death, if earlier.

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Promptly following the Payment Date, the Company shall cause to be issued one or more stock certificates, registered in the name of the Participant, evidencing the shares issued in payment of the Restricted Stock Units.

     (b) If the Restricted Stock Units vest pursuant to Section 3(b) above, the Company shall make payment to the Participant by issuing one share of the Company's Common Stock for each Restricted Stock Unit granted to the Participant pursuant to this Agreement as of the date of the consummation of a "Change of Control" as defined in the Severance Agreement (the "Change of Control Payment Date"). Promptly following the Change of Control Payment Date, the Company shall cause to be issued one or more stock certificates, registered in the name of the Participant, evidencing the shares issued in payment of the Restricted Stock Units.

     (c) If the Participant should die before reaching age fifty-seven (57) and Restricted Stock Units shall have vested as of the date of such death as provided in Section 3(d) above, then, notwithstanding the payment provisions of
Section 4(a) above, the Company promptly shall cause to be issued one or more stock certificates, registered in the name of the Participant's legal representatives, beneficiaries or heirs, as the case may be, evidencing the shares issued in payment of the vested Restricted Stock Units.

     (d) For purposes of this Agreement, the date of the Participant's termination of employment shall be the date on which the Participant actually or effectively ceases to be an employee of the Company or a subsidiary of the Company, in accordance with the Company's personnel policies. The Participant shall not be deemed to have terminated employment as a result of short-term illness, vacation or other authorized leave of absence, provided the Participant continues to be an employee and returns to her duties as an employee following the completion of such illness, vacation or other absence.

     (e) The Participant shall also not be deemed to have terminated employment as a result of a disability which renders the Participant incapable of returning to work. In the event of such a disability, the Restricted Stock Units shall continue to vest as and when provided in Section 3 and shall be paid as and when provided in Sections 4(a)-(c) above as if the Participant had remained employed by the Company. For purposes of this Section 4(e), "disability" is defined as eligibility for long-term disability payments under the applicable Long-Term Disability Plan of the Company.

     5.   Adjustments
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     In the event of any stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Common Stock or other securities of the Company, or other similar corporate transaction or event, the Committee may, as it determines to be appropriate, adjust the number and/or type of shares subject to the Restricted Stock Units.

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     6.   Covenant Not to Compete and Protection of Confidential Information
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     (a)  The Participant stipulates and represents that the following facts are true: the Participant is an Executive Vice President of the Company and led one of the Company's primary administrative functions; the Participant participates as a member of the Company's senior executive staff; by virtue of her position on that senior executive staff, the Participant has had access to highly sensitive and confidential information regarding, without limitation, the Company's margins on products in all areas of its business, and financial data and strategic plans for all areas of the Company's business. The Participant acknowledges that this information was gained by virtue of her employment at the Company, is confidential and secret information from which the Company draws economic value, actual or potential, from its not being generally known to persons outside the Company, is information which the Company has taken reasonable measures to preserve its confidentiality, and could not easily be duplicated by others, and is information which the Company required considerable time and effort to develop. The Participant further acknowledges that the misuse, misappropriation or disclosure of this information could cause irreparable harm to the Company, both during and after the term of the Participant's employment.

     (b) The Participant agrees that she will not, within the Continental United States, directly or indirectly, own, manage, operate, join, control, be employed by or participate in ownership, management, operation or control of, provide consulting services to, or be connected in any manner with any business that competes with the Company or any of its food retailing or food wholesaling affiliates; provided, however, that this subparagraph (b) shall not apply after
            -----------------
a "Change of Control" as defined in the Severance Agreement. The Participant shall retain the right to seek the written approval of the Company's Chief Executive Officer to waive the requirements of this Paragraph 6(b) with respect to any particular activity in which the Participant seeks to engage, which approval shall be granted or denied based upon the Company's reasonable desire to protect its business interest, but in its sole discretion.

     (c) The Participant agrees that during her employment and at all times thereafter the Participant will hold in a fiduciary capacity for the benefit of the Company and will not divulge or disclose, directly or indirectly, to any other person, firm or business, all confidential or proprietary information, knowledge and data (including, but not limited to, processes, programs, trade "know how," ideas, details of contracts, marketing plans, strategies, business development techniques, business acquisition plans, personnel plans, pricing practices and business methods and practices) relating in any way to the business of the Company, its affiliates, customers, suppliers, joint ventures, licensors, licensees, distributors or other persons and entities with whom the Company does business ("Confidential Data"), except upon the Company's written consent or as required by the Participant's duties with the Company, for so long as such Confidential Data remains confidential and all such Confidential Data, together with all copies thereof and notes and other references thereto, shall remain the sole property of the Company.

     (d) The Participant agrees that the Participant will not either directly, or in concert with others, recruit, solicit or induce, or attempt to induce, any employee or employees of

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the Company or any of its subsidiaries to terminate their employment with the
Company and/or become associated with another employer. The Participant further agrees that the Participant will not either directly, or in concert with others, solicit, divert or take away or attempt to divert or take away, the business or patronage of any of the customers or accounts which were contacted, solicited or served by the Company while the Participant was employed with the Company.

     (e) The Participant agrees not to make disparaging statements about the Company, its officers, directors, agents, employees, products or services which are false or misleading.

     (f) The Participant agrees that except as otherwise provided in Section 6(c) above, the foregoing covenants contained in this Section 6 shall continue in effect until the later of age fifty-seven (57) or one (1) year after the Participant's termination (for any reason whatsoever) of employment with the Company. The Participant acknowledges that damages which may arise from a breach of any of the foregoing covenants contained in this Section 6 are impossible to ascertain or prove with certainty. If any covenant in this
Section 6 is breached, all Restricted Stock Units shall be forfeited, and all associated rights shall lapse and be terminated, and in addition to other legal remedies which may be available, the Company shall be entitled to an immediate injunction from a court of competent jurisdiction to end such breach, without further proof of damage.

     (g) To the extent any provision of this Section of the Agreement shall be determined to be invalid or unenforceable, such provision shall be deleted from this Agreement, and the validity and enforceability of the remainder of such provision and of this Agreement shall be unaffected. In furtherance of and not in limitation of the foregoing, the Participant expressly agrees that should the duration of or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. The Participant acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

     (h) Nothing in this Section 6 shall amend, limit, terminate or replace any other confidentiality or non-compete obligation that the Participant may have in any other agreement with the Company.

     7.   Transferability
          ---------------

     The Restricted Stock Units shall not be transferable otherwise than by will or the laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Restricted Stock Units may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Restricted Stock

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Units contrary to the provisions hereof and the levy of an execution, attachment or similar process upon the Restricted Stock Units shall be void.

     8.   Taxes
          -----

     (a) The Participant acknowledges that she will consult with her personal tax advisor regarding the income tax consequences of the vesting and payment of the Restricted Stock Units or any other matters related to this Agreement. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from the Participant.

     (b) The Participant may elect to satisfy any federal and state income tax withholding obligations arising from the payment of the Restricted Stock Units pursuant to Section 4 hereof by (i) having the Company withhold a portion of the shares of Common Stock otherwise to be delivered in payment of the Restricted Stock Units having a Fair Market Value (as defined in the Plan) equal to the amount of federal and state income taxes required to be withheld in connection with such payment or (ii) delivering to the Company shares of Common Stock other than the shares issuable in connection with the payment of the Restricted Stock Units having a Fair Market Value equal to such taxes. The Participant may elect to satisfy any federal and state income tax withholding obligations arising prior to the payment of the Restricted Stock Units pursuant to Section 4 hereof by delivering to the Company shares of Common Stock other than the shares issuable in payment of the Restricted Stock Units having a Fair Market Value equal to such taxes. Any election must be made on or before the date that the amount of taxes to be withheld is determined.

     9.   No Right to Employment
          ----------------------

     Nothing in this Agreement or in the Plan shall be construed as giving the Participant any right to be retained in the employ of the Company or any subsidiary of the Company, nor shall this Agreement or the Plan affect in any way the right of the Company or a subsidiary of the Company to terminate the Participant's employment at any time, with or without cause.

     10.  General Provisions
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     (a)  The Restricted Stock Units are granted pursuant to the Plan and are subject to the terms and conditions contained therein. A copy of the Plan is available to the Participant upon request.

     (b) This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understanding with respect to the Restricted Stock Units.

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     (c)  This Agreement is subject to all applicable laws and the applicable rules and regulations of any governmental agencies or national securities exchanges. The Company shall not be required to issue or deliver any shares of Common Stock in payment of the Restricted Stock Units until the requirements of any federal or state securities laws, rules or regulations or other laws or rules (including the rules of the New York Stock Exchange) as may be determined by the Company to be applicable are satisfied.

     (d) The validity, construction and effect of this Agreement, and any rules and regulations relating to this Agreement, shall be determined in accordance with the laws of the State of Minnesota (other than its law respecting choice of law), except to the extent the general corporation law of the State of Delaware would be applicable.

     (e) If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any applicable jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of this Agreement, such provision shall be stricken and the remainder of this Agreement shall remain in full force and effect.

     (f) The headings in this Agreement are for convenience of reference only and shall not be deemed in any way to be material or relevant to the construction or interpretation of this Agreement or any provision hereof.

     IN WITNESS WHEREOF, the Company and the Participant have signed this Agreement as of the date first above written.

                                        SUPERVALU INC.

                                        By: /s/ Ronald C. Tortelli
                                            ----------------------------------
                                             Senior Vice President,
                                        Its: Human Resources
                                            ----------------------------------

                                        PARTICIPANT

                                        /s/ Pamela K. Knous
                                        --------------------------------------
                                        Pamela K. Knous

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